UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan		48033
(Address of principal executive offices)		(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement

On December19, 2012, Federal-Mogul Corporation (the “Company”), announced that it has entered into a Termination Agreement, dated December 19, 2012, with IEH FM Holdings LLC, pursuant to which the parties agreed to terminate, as of December 19, 2012, the Investment Agreement entered into on December 2, 2012, by and between the parties to the Termination Agreement (the “Investment Agreement”). The Termination Agreement provides that the rights and obligations of the parties to the Investment Agreement are terminated, and none of the parties will have any further rights or obligations except for limited obligations relating to indemnification and each party remaining responsible for its own expenses. The Investment Agreement provided for, among other things, the issuance of approximately $150 million of common stock in a private placement and a subsequent rights offering of common stock to Company shareholders. No investment was made or common stock issued pursuant to the Investment Agreement, and the Company did not incur any termination fees in connection with the Termination Agreement.

Section 8 – Other Events

Item 8.01 – Other Events.

On December 19, 2012, the Company announced that it had withdrawn its plans to amend its existing credit facility and to extend maturities under its credit facility from 2013 to 2017.

The press release announcing the Termination Agreement and withdrawal of the Company’s plans to amend its existing credit facility is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release issued on December 19, 2012

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including statements relating to the completion of the rights offering. Forward-looking statements give current expectations or forecasts of future events. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek” and other words and terms of similar meaning in connection with discussions of future operating or financial performance signify forward-looking statements. The Company also, from time to time, may provide oral or written forward-looking statements in other materials released to the public. Such statements are made in good faith by the Company pursuant to the “Safe Harbor” provisions of the Reform Act.

Any or all forward-looking statements included in this report or in any other public statements may ultimately be incorrect. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance, experience or achievements of the Company to differ materially from any future results, performance, experience or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”) filed on February 28, 2012, as well as the risks and uncertainties discussed elsewhere in the Annual Report and this report. Other factors besides those listed could also materially affect the Company’s business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal-Mogul Corporation (Registrant)

Date: December 19, 2012	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release issued on December 19, 2012